Exhibit 99.3

Vivakor Highlights Direct Midstream’s New Mexico Operating Agreement as Proposed Acquisition Advances

Conditional agreement covering 52 wells could generate more than $2 million in annual service revenue for Direct Midstream at targeted operating levels

Dallas, TX, Nov. 04, 2026 (GLOBE NEWSWIRE) – Vivakor, Inc. (Nasdaq: VIVK) (“Vivakor” or the “Company”), an integrated provider of energy transportation, storage, reuse and remediation services, today highlighted a new commercial opportunity at Direct Midstream, LLC (“Direct Midstream”), the subject of Vivakor’s previously announced proposed $40 million acquisition. As announced today on Direct Midstream’s website, Direct Midstream has entered into a conditional agreement with Phoenix Energy Solutions, LLC (“PES”) to operate a portfolio of 52 oil production and saltwater disposal wells in New Mexico.

The agreement would expand Direct Midstream’s existing New Mexico operations and add oil production operating services to its produced water management and disposal capabilities. Direct Midstream estimates the opportunity could generate more than $2 million in annual operating and management service revenue once targeted operating levels are achieved, subject to final fee arrangements.

The portfolio, which PES is in the process of acquiring, is currently described as 44 oil production wells and eight saltwater disposal wells, subject to verification. PES projects production could reach approximately 1,000 barrels of oil per day within 12 months of commencing operations, with associated produced water volumes of approximately 6,000 barrels per day. PES would retain ownership of the assets and oil production revenue, while Direct Midstream would provide operating and management services.

“Direct Midstream’s continued commercial development reinforces the strategic rationale for our proposed acquisition,” said James Ballengee, Chairman, President and Chief Executive Officer of Vivakor. “This opportunity would broaden Direct’s service capabilities and create an additional source of recurring service revenue. We believe these capabilities would complement Vivakor’s transportation, terminaling and remediation businesses as we work toward a definitive acquisition agreement.”

As announced on October 23, 2026, Vivakor completed its due diligence review of Direct Midstream. The proposed acquisition would add a Permian Basin platform that includes 17 saltwater disposal facilities and nine fresh water and brine stations, with approximately 11.5 million barrels per month of permitted disposal capacity. Direct Midstream’s produced water, disposal, oil reclamation and oilfield waste services would also support Vivakor’s Remediation Processing Center strategy.

Commencement of services under Direct Midstream’s agreement with PES remains subject to PES completing its asset acquisition, applicable regulatory approvals, required permits, bonding and insurance, and execution of an agreed fee and budget schedule. Production, water volumes and revenue estimates are projections and are not guaranteed.

Vivakor’s proposed acquisition of Direct Midstream remains subject to execution of a definitive purchase agreement, funding of the contemplated capital investment and other applicable conditions. There can be no assurance that a definitive agreement will be executed or that the acquisition will be completed.

About Direct Midstream

Direct Midstream is a provider of midstream energy and fluid management services serving oil and gas operators throughout the Permian Basin. The company’s services include saltwater disposal, produced water management, oil recovery and reclamation, slop oil processing and related oilfield waste services. Direct Midstream utilizes Class II UIC wells, automation and advanced monitoring systems to support safe, efficient and environmentally responsible operations.

For more information, please visit the website: https://directmidstream.com

About Vivakor, Inc.

Vivakor, Inc. is an integrated provider of sustainable energy transportation, storage, reuse, and remediation services. Its corporate mission is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Vivakor’s integrated facilities assets provide crude oil, storage, transportation, reuse, and remediation services under long-term contracts. Once operational, Vivakor’s interest in oilfield waste remediation facilities will facilitate the recovery, reuse, and disposal of petroleum byproducts and oilfield waste products.

For more information, please visit our website: http://vivakor.co

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, the expected transaction and ownership structure, the valuation of the transaction, the likelihood and ability of the parties to successfully and timely consummate planned acquisitions, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor or the expected benefits of the such transaction, our ability to maintain the listing of our securities on The Nasdaq Capital Market, the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor or the date of such information in the case of information from persons other than Vivakor, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding the industries and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

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